Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-143944, 333-57815, 333-211903 and 333-246042) on Form S-8 and (No. 333-81763) on Form S-3 of our reports dated February 27, 2024, with respect to the consolidated financial statements and financial statement schedule III of Universal Health Realty Income Trust and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 27, 2024